UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2024

VERTEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39413	23-2081753
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2301 Renaissance Blvd.

King of Prussia, Pennsylvania 19406

(Address of principal executive offices) (Zip Code)

(800) 355-3500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	VERX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture and Notes

On April 23, 2024, Vertex, Inc. (the “Company”) agreed to sell to the several initial purchasers (the “Initial Purchasers”) for whom Morgan Stanley & Co. LLC acted as representative (the “Representative”), and the Initial Purchasers agreed to purchase from the Company, $300 million aggregate principal amount of the Company’s 0.750% Convertible Senior Notes due 2029 (the “base notes”), pursuant to a purchase agreement (the “Purchase Agreement”) between the Company and the Representative. The Company also granted the Initial Purchasers an option to purchase from the Company up to an additional $45 million aggregate principal amount of the Company’s 0.750% Convertible Senior Notes due 2029 (the “additional notes” and, together with the base notes, the “notes”) pursuant to the Purchase Agreement for a period of 13 days from, and including, the date the base notes were issued. The Initial Purchasers elected to exercise the option in full. The issuance of the entire $345 million aggregate principal amount of notes was consummated on April 26, 2024 (the “Closing Date”).

The net proceeds from the offering of the notes were approximately $333.7 million, after deducting the Initial Purchasers’ discount and commissions, and the estimated offering expenses payable by the Company. The Company used approximately $42.4 million of the net proceeds from this offering to fund the cost of the Capped Call Transactions (as defined below) and intends to use the remainder for working capital or other general corporate expenses, which may include capital expenditures, potential acquisitions and strategic transactions. However, the Company has not designated any specific uses and has no current agreements with respect to any acquisition or strategic transaction.

The notes were issued pursuant to, and are and will be governed by, an indenture, dated as of the Closing Date (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The notes bear interest at a rate of 0.750% per annum on the principal amount thereof, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2024, to the holders of record of the notes as of the close of business on the immediately preceding April 15 and October 15, respectively. The notes will mature on May 1, 2029 (the “maturity date”), unless earlier repurchased, redeemed or converted in accordance with their terms.

The notes are the senior, unsecured obligations of the Company and rank equal in right of payment with the Company’s senior unsecured indebtedness, senior in right of payment to the Company’s indebtedness that is expressly subordinated to the notes, effectively subordinated to the Company’s senior secured indebtedness, to the extent of the value of the collateral securing that indebtedness, and structurally subordinated to all indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

Holders may convert their notes at their option in the following circumstances:

●	during any calendar quarter commencing after the calendar quarter ending on June 30, 2024 (and only during such calendar quarter), if the last reported sale price per share of the Company’s Class A common stock, $0.001 par value per share (the “Class A Common Stock”), exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;
●	during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of Class A Common Stock on such trading day and the conversion rate on such trading day;
●	upon the occurrence of certain corporate events or distributions on the Class A Common Stock, as provided in the Indenture;
●	if the Company calls such notes for redemption; and

●	at any time from, and including, November 1, 2028 until the close of business on the second scheduled trading day immediately before the maturity date.

The initial conversion rate for the notes is 27.5315 shares of Class A Common Stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $36.32 per share of Class A Common Stock, and is subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company will pay or deliver, as applicable, cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock, at the Company’s election. Upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture), the Company will in certain circumstances increase the conversion rate for a specified period of time. In addition, upon the occurrence of a “fundamental change” (as defined in the Indenture), subject to a limited exception, holders of the notes may, require the Company to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any.

The notes will be redeemable, in whole or in part (subject to certain limitations), at the Company’s option at any time, and from time to time, on or after May 5, 2027 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, but only if the last reported sale price per share of Class A Common Stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice, and (ii) the trading day immediately before the date the Company sends such notice. In addition, calling any note for redemption will constitute a “make-whole fundamental change” with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if such note is converted after it is called for redemption. No sinking fund is provided for the notes.

The events of default, as set forth in the Indenture, include (i) default by the Company in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any notes, (ii) default by the Company for 30 consecutive days in the payment when due of interest on any note, (iii) failure by the Company to deliver, when required by the Indenture, (x) a fundamental change notice, (y) a notice of a make-whole fundamental change or (z) a notice of certain corporate events as provided in the Indenture, if, only in the case of clause (x) or clause (y), such failure is not cured within three business days after its occurrence, (iv) default by the Company in its obligations to convert a note in accordance with the Indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within three business days after its occurrence, (v) default by the Company in its obligations under the Indenture in respect of certain consolidation, merger and asset sale transactions, (vi) default by the Company in its other obligations or agreements under the Indenture or the notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture, (vii) certain defaults by the Company or “significant subsidiaries” (as defined in the Indenture) with respect to indebtedness for borrowed money of at least $15 million, (viii) certain final judgments rendered against the Company or signficant subsidiaries with respect to payment of at least $15 million and (ix) certain events of bankruptcy, insolvency and reorganization involving the Company or any significant subsidiaries.

If an event of default involving certain events of bankruptcy, insolvency or reorganization with respect to the Company (and not solely with respect to a signficant subsidiary) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding will immediately become due and payable without any action or notice by any person. If any other event of default occurs and is continuing, either the Trustee, by notice to the Company, or the holders of at least 25% of the aggregate principal amount of the notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding to become due and payable immediately. Notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the holders of the notes to receive special interest on the notes for up to 180 days.

In certain circumstances if, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the notes, the Company fails to timely file certain documents or reports required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the notes are not otherwise freely tradable by holders of the notes other than the Company’s affiliates, additional interest will accrue on the notes during the period in which the Company’s failure to file has occurred and is continuing or such notes are not otherwise freely tradable by holders other than the Company’s affiliates.

In addition, if, and for so long as, the restrictive legend on the notes has not been removed in accordance with the terms of the Indenture and the notes, the notes are assigned a restricted CUSIP number or the notes are not otherwise freely tradable by holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the notes) as of the 15th day after the one-year anniversary of the last date of original issuance of the notes, the Company will pay additional interest on the notes with respect to the period in which the notes remain so restricted.

The notes were offered and sold in a private placement conducted pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the notes and any shares of Class A Common Stock issuable upon conversion thereof have not been and will not be registered under the Securities Act or any applicable state securities laws, and the notes and any such shares may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

A copy of the Indenture and form of 0.750% Convertible Senior Notes due 2029 are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

In connection with the pricing of the base notes on April 23, 2024, the Company entered into privately negotiated capped call transactions (together, the “Base Capped Call Transactions”) with Barclays Bank PLC, Mizuho Markets Americas LLC, UBS AG, London Branch and Banco Santander, S.A. (together, the “Option Counterparties”). In connection with the exercise of the option to purchase the additional notes in full, the Company entered into additional capped call transactions with the Option Counterparties (together, the “Additional Capped Call Transactions” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”).

The cap price of the Capped Call Transactions is initially $55.88 per share of Class A Common Stock, which represents a premium of 100% over the last reported sale price of the Class A Common Stock on The NASDAQ Global Market on April 23, 2024, and is subject to certain adjustments under the terms of the Capped Call Transactions. The cost of the Capped Call Transactions was approximately $42.4 million.

The Capped Call Transactions cover, subject to customary anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Class A Common Stock underlying the notes. The Capped Call transactions are expected generally to reduce the potential dilution to the Class A Common Stock upon any conversion of the notes and/or to offset any cash payments the Company is required to make in excess of the principal amount of the converted notes, as the case may be, upon any conversion of the notes. If, however, the market price per share of Class A Common Stock, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the Capped Call Transactions.

The Capped Call Transactions are separate transactions, in each case entered into between the Company and the respective Option Counterparty, and are not part of the terms of the notes and will not affect any holder’s rights under the notes. Holders of the notes will not have any rights with respect to the Capped Call Transactions.

The Capped Call Transactions were entered into by the Company with the Option Counterparties in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing description of the Capped Call Transactions does not purport to be complete and is qualified in its entirety by reference to terms of the form of Capped Call Confirmation, attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under the heading “Indenture and Notes” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth under the heading “Indenture and Notes” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers” in accordance with Rule 144A under the Securities Act. Any shares of Class A Common Stock that may be issued upon conversion of the notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders.

The Capped Call Transactions were entered into by the Company with the Option Counterparties in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The Company relied on this exemption from registration based in part on representations made by the Option Counterparties.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 8.01. Other Events.

On April 26, 2024, the Company issued a press release announcing the consummation of its offering of $345 million aggregate principal amount of the notes and the consummation of the Capped Call Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor the press release attached hereto as Exhibit 99.1 constitutes an offer to sell, or the solicitation of an offer to buy, the notes or the shares of Class A Common Stock, if any, issuable upon conversion of the notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of April 26, 2024, between Vertex, Inc. and U.S. Bank Trust Company, National Association
4.2	Form of 0.750% Convertible Senior Notes due 2029 (included as Exhibit A to Exhibit 4.1)
10.1	Form of Capped Call Confirmation
99.1	Closing Press Release issued by Vertex, Inc., dated April 26, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX, INC.

Date: April 26, 2024	By:	/s/ Bryan Rowland
	Name:	Bryan Rowland
	Title:	General Counsel and Secretary